Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-171929, 333-175777, 333-185699, 333-197179, 333-211912, 333-217799, 333-230709, 333-261493, 333-264752 333-266726, and 333-270494) on Form S-8 and (No. 333-256090) on Form S-3 of our report dated December 27, 2023, with respect to the consolidated financial statements of EMCORE Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Irvine, California
December 27, 2023